Wednesday, July 13, 2022
FOR IMMEDIATE RELEASE

Washington Federal Announces Quarterly Earnings Per Share Of $0.91

SEATTLE, WASHINGTON – Washington Federal, Inc. (Nasdaq: WAFD) (the "Company"), parent company of Washington Federal Bank ("WaFd Bank"), today announced quarterly earnings of $63,295,000 for the quarter ended June 30, 2022, an increase of 33.5% from $47,422,000 for the quarter ended June 30, 2021. After the effect of dividends on preferred stock, net income available for common shareholders was $0.91 per diluted share for the quarter ended June 30, 2022, compared to $0.61 per diluted share for the quarter ended June 30, 2021, a $0.30 or 49.2% increase in fully diluted earnings per common share. Return on common shareholders' equity for the quarter ended June 30, 2022 was 12.50% compared to 8.71% for the quarter ended June 30, 2021. Return on assets for the quarter ended June 30, 2022 was 1.25% compared to 0.97% for the same quarter in the prior year.
President and Chief Executive Officer Brent J. Beardall commented, "We are pleased to report what is the best quarter in our 105-year history. Our bankers have worked diligently over the last decade to reposition our balance sheet to take advantage of rising interest rates and this quarter’s results reflect those ongoing efforts. Building our franchise by growing core deposits and expanding our commercial banking capabilities directly contributed to our net interest margin expanding from 2.82% a year ago to 3.22% this quarter, which was the primary driver of earnings growth. In addition to margin expansion, we benefited from continued growth of our loan portfolio, with net loans outstanding increasing by 15.6% since June 30, 2021. We believe that this growth rate will moderate going forward as rising costs and interest rates temper activity in the housing market.
"Inflation recently hit a 40-year high and the related cost pressures are real. We are actively managing operating expenses, including the consolidation of 25 branch locations over the last 18 months. Our efficiency ratio decreasing from 59% to 52% is tangible evidence of the operating leverage we've achieved over the last year by controlling expenses and growing revenue. Importantly, even as we focus on operating expenses, we continue to make strategic investments in technology. So far this year, we completed our migration from an on-premise data center to the cloud, built and launched our own internally developed consumer online banking platform and implemented the MX mobile banking solution. Couple these meaningful upgrades with future enhancements and we believe significant strides are being made toward becoming a digital first bank.
"From a macro-economic perspective, we recognize the risks on the horizon and expect future volatility as the Federal Reserve attempts to restore price stability. Given market expectations that a near-term recession is likely, we believe WaFd Bank is well positioned as our asset quality metrics remain very strong. At June 30, 2022, delinquencies totaled just 0.26% of loans outstanding, non-performing assets were only 0.25% of total assets, and net recoveries were $595,000 for the third fiscal quarter of 2022, marking eight consecutive years of net recoveries. At quarter's end, we had credit loss reserves of $203 million and $2.2 billion of shareholders' equity.
"Despite potential short-term challenges, the economic vitality of the markets we operate in is strong and we take pride in being a source of strength and consistent support for our clients."
Total assets were $20.2 billion as of June 30, 2022, compared to $19.7 billion at September 30, 2021, primarily due to the $1.7 billion increase in loans receivable funded by continued growth in customer deposits (noted below) and the $1.5 billion decline in cash. Investment securities increased by $124 million since September 30, 2021.
Customer deposits totaled $16.0 billion as of June 30, 2022, an increase of $424 million or 2.7% since September 30, 2021. Transaction accounts increased by $560 million or 4.6% during that period, while time deposits decreased $137 million or 4.0%. The shift in deposit mix has been the result of a deliberate deposit pricing and customer growth strategy. The focus on transaction accounts is intended to lessen sensitivity to rising interest rates and manage interest expense. As of June 30, 2022, 79.3% of the Company’s deposits were transaction accounts, up from 77.9% at September 30, 2021. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 96.3% of deposits at June 30, 2022.
Borrowings from the Federal Home Loan Bank ("FHLB") totaled $1.70 billion as of June 30, 2022, a decrease from $1.72 billion at September 30, 2021. The weighted average effective interest rate of FHLB borrowings was 1.43% as of June 30, 2022, a decrease from 1.51% at September 30, 2021. The decline in the weighted average effective interest rate was the result of replacing high-yielding, long-term FHLB borrowings with new borrowings at lower rates.
The Company had record loan originations of $2.74 billion for the third fiscal quarter of 2022, compared to $2.10 billion of originations in the same quarter one year ago. Largely offsetting loan originations in each of these quarters were loan repayments of $1.69 billion and $1.96 billion, respectively. Commercial loans represented 77% of all loan originations during the third fiscal quarter of 2022 and consumer loans accounted for the remaining 23%. The Company views organic loan growth funded by low-cost core deposits as the highest and best use of its capital. Commercial loans are preferable as they generally have floating interest rates and shorter durations. The weighted average interest rate on the loan portfolio was 3.77% as of June 30, 2022, an increase from 3.47% as of September 30, 2021, due primarily to higher rates on adjustable rate loans as well as higher rates on newly originated loans.
Credit quality is being monitored closely as economic stimulus comes to an end. As of June 30, 2022, non-performing assets remained low from a historical perspective and totaled $50.4 million, or 0.25% of total assets, compared to 0.23% at March 31, 2022 and 0.22% at September 30, 2021. Delinquent loans were 0.26% of total loans at June 30, 2022, compared to 0.30% at March 31, 2022 and 0.19% at September 30, 2021. The allowance for credit losses (including the reserve for unfunded commitments) totaled $203 million as of June 30, 2022, and was 1.08% of gross loans outstanding, as compared to $199 million, or 1.22% of gross loans outstanding, at September 30, 2021. Net recoveries were $595 thousand for the third fiscal quarter of 2022, compared to net recoveries of $1.1 million for the prior year same quarter. The Company has recorded net recoveries in 34 of the last 36 quarters.
The Company recorded a $1.5 million provision for credit losses in the third fiscal quarter of 2022, compared to a $2.0 million release of allowance for credit losses in the same quarter of fiscal 2021. The provision in the quarter ended June 30, 2022 was primarily due to growth in loans receivable partially offset by improvements in the credit quality of certain loan portfolios related to strong real estate markets and collateral conditions.
The Company paid a quarterly dividend on the 4.875% Series A preferred stock on April 15, 2022. On June 3, 2022, the Company paid a regular cash dividend on common stock of $0.24 per share, which represented the 157th consecutive quarterly cash dividend. If the Board declares a cash dividend on common stock at its August 9, 2022 meeting as anticipated, the record date and payment date are likely to be August 19, 2022 and September 2, 2022, respectively. During the third fiscal quarter of 2022, the Company repurchased 2,446 shares of common stock (related to tax withholding on employee equity awards) at a weighted average price of $31.36 per share and has authorization to repurchase 3,725,874 additional shares. The Company varies the size and pace of share repurchases depending on several factors, including share price, lending opportunities and capital levels. Since September 30, 2021, tangible common shareholders' equity per share increased by $1.39, or 6.0%, to $24.66. The ratio of total tangible shareholders' equity to tangible assets was 9.63% as of June 30, 2022.
Net interest income was $152 million for the third fiscal quarter of 2022, an increase of $23.1 million or 18.0% from the same quarter in the prior year. The increase in net interest income was due primarily to growth in average interest-earning assets outpacing growth in average interest-bearing liabilities as well as the impact of rising rates on adjustable rate assets. Average interest-earning assets increased by $684 million or 3.75% from the prior year while average interest-bearing liabilities increased $484 million or 3.44%. Average noninterest-bearing deposits grew by $387 million over the same period. The average rate earned on interest-earning assets increased by 30 basis points while the average rate paid on interest-bearing liabilities declined by 12 basis points. Net interest margin improved to 3.22%

in the third fiscal quarter of 2022 compared to 2.90% for the quarter ended March 31, 2022 and 2.82% for the prior year quarter.
Total other income was $17.6 million for the third fiscal quarter of 2022 compared to $13.2 million in the prior year same quarter. The increase in other income was primarily due to an unrealized gain of $2.7 million that was recorded for certain equity investments in the quarter ended June 30, 2022.
Total other expense was $87.4 million in the third fiscal quarter of 2022, an increase of $3.8 million, or 4.5%, from the prior year's quarter. Compensation and benefits costs increased by $4.2 million, or 9.7%, over the prior year quarter primarily due to annual merit increases, higher bonus compensation accruals related to strong deposit and loan growth and investments in top talent and contract staff to support strategic initiatives. The Company’s efficiency ratio in the third fiscal quarter of 2022 improved to 51.6%, compared to 59.0% for the same period one year ago due to income growth outpacing expense growth.
Income tax expense totaled $17.5 million for the third fiscal quarter of 2022, as compared to $12.6 million for the prior year same quarter. The effective tax rate for the quarter ended June 30, 2022 was 21.70% compared to 21.00% in the prior year same quarter and 21.24% for the full year ended September 30, 2021. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 209 branches in eight western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company.

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2021 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward looking statements” for purposes of applicable securities laws, and are based on current information and/or management's good faith belief as to future events. Words such as “anticipate,” “believe,” “continue,” “expect,” “goal,” “intend,” “should,” “strategy,” “will,” or similar expressions signify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance. By their nature, forward-looking statements involve inherent risk and uncertainties, including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s 2021 10-K, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. In particular, any forward-looking statements are subject to risks and uncertainties related to (i) the COVID-19 pandemic and the resulting governmental and societal responses; (ii) current and future economic conditions, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, and slowdowns in economic growth; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) global economic trends, including developments related to Ukraine and Russia, and related negative financial impacts on our borrowers; and (v) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin. The Company undertakes no obligation to update or revise any forward-looking statement.
# # #
Contact:

Washington Federal, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	June 30, 2022	September 30, 2021
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$607,421	$2,090,809
Available-for-sale securities, at fair value	2,150,732	2,138,259
Held-to-maturity securities, at amortized cost	477,884	366,025
Loans receivable, net of allowance for loan losses of $170,979 and $171,300	15,565,165	13,833,570
Interest receivable	55,985	50,636
Premises and equipment, net	244,232	255,152
Real estate owned	9,656	8,204
FHLB and FRB stock	78,073	102,863
Bank owned life insurance	237,407	233,263
Intangible assets, including goodwill of $303,457 and $303,457	309,254	310,019
Federal and state income tax assets, net	—	3,877
Other assets	423,022	257,897
	$20,158,831	$19,650,574
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$12,668,251	$12,108,025
Time deposits	3,297,369	3,434,087
Total customer deposits	15,965,620	15,542,112
FHLB advances	1,700,000	1,720,000
Advance payments by borrowers for taxes and insurance	30,251	47,016
Federal and state income tax liabilities, net	4,394	—
Accrued expenses and other liabilities	238,455	215,382
	17,938,720	17,524,510
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 136,261,099 and 135,993,254 shares issued; 65,321,869 and 65,145,268 shares outstanding	136,261	135,993
Additional paid-in capital	1,685,219	1,678,622
Accumulated other comprehensive income (loss), net of taxes	54,227	69,785
Treasury stock, at cost; 70,939,230 and 70,847,986 shares	(1,590,159)	(1,586,947)
Retained earnings	1,634,563	1,528,611
	2,220,111	2,126,064
	$20,158,831	$19,650,574
CONSOLIDATED FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$29.39	$28.03
Tangible common shareholders' equity per share	24.66	23.27
Shareholders' equity to total assets	11.01%	10.82%
Tangible shareholders' equity to tangible assets	9.63%	9.39%
Tangible shareholders' equity + allowance for credit losses to tangible assets	10.65%	10.42%
Weighted average rates at period end
Loans and mortgage-backed securities	3.67%	3.37%
Combined loans, mortgage-backed securities and investments	3.50	2.80
Customer accounts	0.32	0.23
Borrowings	1.43	1.51
Combined cost of customer accounts and borrowings	0.43	0.35
Net interest spread	3.07	2.45

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	As of
SUMMARY FINANCIAL DATA	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(In thousands, except share and ratio data)
Cash	$607,421	$1,947,504	$1,880,647	$2,090,809	$2,251,958
Loans receivable, net	15,565,165	15,094,926	14,592,202	13,833,570	13,467,997
Allowance for credit losses ("ACL")	203,479	201,384	201,411	198,800	198,284
Available-for-sale securities, at fair value	2,150,732	1,909,605	1,946,139	2,138,259	2,292,656
Held-to-maturity securities, at amortized cost	477,884	301,221	326,387	366,025	415,748
Total assets	20,158,831	20,560,279	19,973,171	19,650,574	19,649,509
Transaction deposits	12,668,251	13,139,606	12,550,062	12,108,025	11,700,467
Time deposits	3,297,369	3,251,042	3,351,984	3,434,087	3,537,891
FHLB advances	1,700,000	1,720,000	1,720,000	1,720,000	1,950,000
Total shareholders' equity	2,220,111	2,191,701	2,149,126	2,126,064	2,227,240

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	29.39	28.97	28.33	28.03	27.74
Tangible common shareholders' equity per share	24.66	24.23	23.59	23.27	23.30
Shareholders' equity to total assets	11.01%	10.66%	10.76%	10.82%	11.33%
Tangible shareholders' equity to tangible assets	9.63%	9.29%	9.35%	9.39%	9.92%
Tangible shareholders' equity + ACL to tangible assets	10.65%	10.29%	10.38%	10.42%	10.94%
Common shares outstanding	65,321,869	65,306,928	65,263,738	65,145,268	69,472,423
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000
Loans to customer deposits	97.49%	92.09%	91.76%	89.01%	88.38%

CREDIT QUALITY
ACL to gross loans	1.08%	1.13%	1.18%	1.22%	1.26%
ACL to non-accrual loans	554.76%	598.66%	447.99%	626.16%	582.40%
Non-accrual loans to net loans	0.24%	0.22%	0.31%	0.23%	0.25%
Non-accrual loans	36,679	33,639	44,959	31,749	34,046
Non-performing assets to total assets	0.25%	0.23%	0.27%	0.22%	0.23%
Non-performing assets	50,430	47,243	54,790	43,625	45,650

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except share and ratio data)		(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$149,113	$134,193	$426,882	$400,621
Mortgage-backed securities	8,618	5,488	18,069	19,414
Investment securities and cash equivalents	9,417	7,767	23,475	21,989
	167,148	147,448	468,426	442,024
INTEREST EXPENSE
Customer accounts	9,284	8,906	25,970	33,745
FHLB advances and other borrowings	6,118	9,937	21,486	35,126
	15,402	18,843	47,456	68,871
Net interest income	151,746	128,605	420,970	373,153
Provision (release) for credit losses	1,500	(2,000)	1,500	1,000
Net interest income after provision (release)	150,246	130,605	419,470	372,153
OTHER INCOME
Gain (loss) on sale of investment securities	—	—	81	—
Gain (loss) on termination of hedging derivatives	—	—	—	14,110
Prepayment penalty on long-term debt	—	—	—	(13,788)
Loan fee income	1,618	1,748	6,014	5,012
Deposit fee income	6,613	6,201	19,338	18,187
Other income	9,319	5,262	26,457	18,037
	17,550	13,211	51,890	41,558
OTHER EXPENSE
Compensation and benefits	48,073	43,841	142,613	130,196
Occupancy	10,053	9,725	31,931	29,790
FDIC insurance premiums	2,100	3,900	7,300	10,918
Product delivery	4,667	4,075	14,432	13,413
Information technology	11,831	10,396	34,974	32,923
Other expense	10,679	11,703	34,183	29,556
	87,403	83,640	265,433	246,796
Gain (loss) on real estate owned, net	448	(151)	1,139	(566)
Income before income taxes	80,841	60,025	207,066	166,349
Income tax provision	17,546	12,603	44,131	35,105
Net income	63,295	47,422	162,935	131,244
Dividends on preferred stock	3,656	3,656	10,969	6,378
Net income available to common shareholders	$59,639	$43,766	$151,966	$124,866
PER SHARE DATA
Basic earnings per common share	$0.91	$0.61	$2.33	$1.68
Diluted earnings per common share	0.91	0.61	2.32	1.68
Cash dividends per common share	0.24	0.23	0.71	0.68
Basic weighted average shares outstanding	65,315,481	71,795,157	65,274,488	74,315,911
Diluted weighted average shares outstanding	65,395,666	71,901,068	65,397,579	74,326,693
PERFORMANCE RATIOS
Return on average assets	1.25%	0.97%	1.08%	0.91%
Return on average common equity	12.50	8.71	10.82	8.17
Net interest margin	3.22	2.82	3.00	2.77
Efficiency ratio	51.63	58.98	56.13	59.51

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$149,113	$139,260	$138,509	$137,039	$134,193
Mortgage-backed securities	8,618	4,659	4,792	5,294	5,488
Investment securities and cash equivalents	9,417	6,919	7,139	7,253	7,767
	167,148	150,838	150,440	149,586	147,448
INTEREST EXPENSE
Customer accounts	9,284	8,225	8,461	8,568	8,906
FHLB advances and other borrowings	6,118	7,525	7,843	9,062	9,937
	15,402	15,750	16,304	17,630	18,843
Net interest income	151,746	135,088	134,136	131,956	128,605
Provision (release) for credit losses	1,500	(500)	500	(500)	(2,000)
Net interest income after provision (release)	150,246	135,588	133,636	132,456	130,605
OTHER INCOME
Gain (loss) on sale of investment securities	—	—	81	14	—
Loan fee income	1,618	2,475	1,921	1,887	1,748
Deposit fee income	6,613	6,282	6,443	6,499	6,201
Other income	9,319	6,902	10,236	10,603	5,262
	17,550	15,659	18,681	19,003	13,211
OTHER EXPENSE
Compensation and benefits	48,073	47,115	47,425	45,910	43,841
Occupancy	10,053	11,788	10,090	9,820	9,725
FDIC insurance premiums	2,100	2,100	3,100	3,450	3,900
Product delivery	4,667	5,044	4,721	5,092	4,075
Information technology	11,831	11,722	11,421	9,814	10,396
Other expense	10,679	10,648	12,856	11,577	11,703
	87,403	88,417	89,613	85,663	83,640
Gain (loss) on real estate owned, net	448	129	562	993	(151)
Income before income taxes	80,841	62,959	63,266	66,789	60,025
Income tax provision	17,546	13,600	12,985	14,418	12,603
Net income	63,295	49,359	50,281	52,371	47,422
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$59,639	$45,703	$46,625	$48,715	$43,766
PER SHARE DATA
Basic earnings per common share	$0.91	$0.70	$0.72	$0.72	$0.61
Diluted earnings per common share	0.91	0.70	0.71	0.72	0.61
Cash dividends per common share	0.24	0.24	0.23	0.23	0.23
Basic weighted average shares outstanding	65,315,481	65,301,171	65,207,837	67,227,280	71,795,157
Diluted weighted average shares outstanding	65,395,666	65,445,206	65,350,174	67,235,846	71,901,068
PERFORMANCE RATIOS
Return on average assets	1.25%	0.98%	1.02%	1.07%	0.97%
Return on average common equity	12.50	9.80	10.12	10.36	8.71
Net interest margin	3.22	2.90	2.87	2.88	2.82
Efficiency ratio	51.63	58.65	58.64	56.75	58.98